Quarterly Financial Information Excluding Video (US & Vrio)
Supplemental Unaudited Quarterly Financial Information[1]
Dollars in millions
Unaudited

Operating Revenues	3/31/21	6/30/21	9/30/21	12/31/21	2021	3/31/22
Reported AT&T Operating Revenues	$43,939	$44,045	$39,922	$40,958	$168,864	$38,105
Less: Video (A1)	(6,725)	(6,639)	(2,149)	—	(15,513)	—
Add: WarnerMedia sales to Video (A2)	524	508	167	—	1,199	—
Add: WarnerMedia sales of DIRECTV advertising inventory (A3)	388	410	111	—	909	—
Add: Other eliminations	61	58	17	—	136	—
Less: Vrio (A4)	(743)	(749)	(756)	(359)	(2,607)	—
Add: WarnerMedia sales to Vrio (A5)	64	65	63	30	222	—
Operating Revenues excluding Video	$37,508	$37,698	$37,375	$40,629	$153,210	$38,105
Reported Revenue Growth Rate Y/Y						-13.3%
Revenue excluding Video Growth Rate Y/Y						1.6%

Operations and Support Expenses	3/31/21	6/30/21	9/30/21	12/31/21	2021	3/31/22
Reported AT&T Operations and Support Expenses	$30,469	$35,015	$27,194	$29,977	$122,655	$26,925
Adjustments (B1)	(61)	(4,484)	(288)	(300)	(5,133)	(458)
Adjusted Operations and Support Expenses	30,408	30,531	26,906	29,677	117,522	26,467
Less: Video (A1)	(5,660)	(5,275)	(1,731)	—	(12,666)	—
Add: WarnerMedia sales to Video (A2)	524	508	167	—	1,199	—
Add: WarnerMedia sales of DIRECTV advertising inventory (A3)	39	38	12	—	89	—
Add: WarnerMedia/DIRECTV 70% revenue share (A3)	271	287	78	—	636	—
Add: Other eliminations	61	58	17	—	136	—
Less: Vrio (A4)	(661)	(660)	(660)	(321)	(2,302)	—
Add: WarnerMedia sales to Vrio (A5)	64	65	63	30	222	—
Less: Reclassification of allocations for separated businesses	15	17	14	9	55	—
Add: DTV-related retained costs	350	350	117	—	817	—
Adjusted Operations and Support Expenses excluding Video	$25,411	$25,919	$24,983	$29,395	$105,708	$26,467
Reported Operations and Support Expense Growth Rate Y/Y						-11.6%
Adjusted Operations and Support Expense Growth Rate Y/Y						-13.0%
Adjusted Operations and Support Expense excluding Video Growth Rate Y/Y						4.2%

Depreciation and Amortization Expense	3/31/21	6/30/21	9/30/21	12/31/21	2021	3/31/22
Reported AT&T Depreciation and Amortization Expense	$5,809	$5,761	$5,619	$5,673	$22,862	$5,539
Adjustments (B1)	(1,131)	(1,069)	(1,012)	(1,021)	(4,233)	(971)
Adjusted Depreciation and Amortization Expense	4,678	4,692	4,607	4,652	18,629	4,568
Less: Video Depreciation (A1)	(164)	(148)	(44)	—	(356)	—
Less: Vrio Depreciation (A4)	(117)	(114)	—	—	(231)	—
Add: DTV-related retained costs	180	180	60	—	420	—
Adjusted Depreciation and Amortization Expense excluding Video	$4,577	$4,610	$4,623	$4,652	$18,462	$4,568
Reported Depreciation and Amortization Expense Growth Rate Y/Y						-4.6%
Adjusted Depreciation and Amortization Expense Growth Rate Y/Y						-2.4%
Adjusted Depreciation and Amortization Expense excluding Video Growth Rate Y/Y						-0.2%

Operating Income	3/31/21	6/30/21	9/30/21	12/31/21	2021	3/31/22
Reported AT&T Operating Income (Loss)	$7,661	$3,269	$7,109	$5,308	$23,347	$5,641
Adjustments (B1)	1,192	5,553	1,300	1,321	9,366	1,429
Adjusted Operating Income	8,853	8,822	8,409	6,629	32,713	7,070
Less: Video (A1)	(901)	(1,216)	(374)	—	(2,491)	—
Add: WarnerMedia sales to Video (A2)	—	—	—	—	—	—
Add: WarnerMedia sales of DIRECTV advertising inventory (A3)	349	372	99	—	820	—
Add: WarnerMedia/DIRECTV 70% revenue share (A3)	(271)	(287)	(78)	—	(636)	—
Add: Other eliminations	—	—	—	—	—	—
Less: Vrio (A4)	35	25	(96)	(38)	(74)	—
Add: WarnerMedia sales to Vrio (A5)	—	—	—	—	—	—
Less: Reclassification of allocations for separated businesses	(15)	(17)	(14)	(9)	(55)	—
Add: DTV-related retained costs	(530)	(530)	(177)	—	(1,237)	—
Adjusted Operating Income excluding Video	$7,520	$7,169	$7,769	$6,582	$29,040	$7,070
Reported Operating Income Growth Rate Y/Y						-26.4%
Adjusted Operating Income Growth Rate Y/Y						-20.1%
Adjusted Operating Income excluding Video Growth Rate Y/Y						-6.0%
Reported Operating Income Margin	17.4%	7.4%	17.8%	13.0%	13.8%	14.8%
Adjusted Operating Income Margin	20.1%	20.0%	21.1%	16.2%	19.4%	18.6%
Adjusted Operating Income excluding Video Margin	20.0%	19.0%	20.8%	16.2%	19.0%	18.6%

EBITDA	3/31/21	6/30/21	9/30/21	12/31/21	2021	3/31/22
Reported AT&T Net Income (Loss)	$7,942	$1,874	$6,273	$5,390	$21,479	$5,164
Additions:
Income Tax Expense (Benefit)	2,122	751	1,539	1,056	5,468	1,443
Interest Expense	1,870	1,684	1,667	1,663	6,884	1,722
Equity in Net Income (Loss) of Affiliates	(52)	(41)	(91)	(447)	(631)	(501)
Other (Income) Expense - net	(4,221)	(999)	(2,279)	(2,354)	(9,853)	(2,187)
Depreciation and amortization	5,809	5,761	5,619	5,673	22,862	5,539
EBITDA	13,470	9,030	12,728	10,981	46,209	11,180
Adjustments (B1)	61	4,484	288	300	5,133	458
Adjusted EBITDA	13,531	13,514	13,016	11,281	51,342	11,638
Less: Video (A1)	(1,065)	(1,364)	(418)	—	(2,847)	—
Add: WarnerMedia sales to Video (A2)	—	—	—	—	—	—
Add: WarnerMedia sales of DIRECTV advertising inventory (A3)	349	372	99	—	820	—
Add: WarnerMedia/DIRECTV 70% revenue share (A3)	(271)	(287)	(78)	—	(636)	—
Add: Other eliminations	—	—	—	—	—	—
Less: Vrio (A4)	(82)	(89)	(96)	(38)	(305)	—
Add: WarnerMedia sales to Vrio (A5)	—	—	—	—	—	—
Less: Reclassification of allocations for separated businesses	(15)	(17)	(14)	(9)	(55)	—
Add: DTV-related retained costs	(350)	(350)	(117)	—	(817)	—
Adjusted EBITDA excluding Video	$12,097	$11,779	$12,392	$11,234	$47,502	$11,638
Adjusted EBITDA Growth Rate Y/Y						-14.0%
Adjusted EBITDA excluding Video Growth Rate Y/Y						-3.8%
Adjusted EBITDA Margin	30.8%	30.7%	32.6%	27.5%	30.4%	30.5%
Adjusted EBITDA Margin excluding Video	32.3%	31.2%	33.2%	27.7%	31.0%	30.5%

[1] After the transaction, AT&T expects to retain incurred operations and support costs in the range of ~$500M per quarter and depreciation costs for network infrastructure that provides both U-verse video and broadband services of ~$150M per quarter, of which approximately 50% will be received from DIRECTV through transition service agreements and commercial arrangements.

NOTES

(A) Notes to Adjustments
(A1) Video business results as reported in AT&T's consolidated financial results; quarters ended 2021 exclude retained depreciation on assets supporting U-verse products
(A2) Intercompany transactions between WarnerMedia and Video that are external following the close of the transaction
(A3) DIRECTV's advertising inventory sold by WarnerMedia (Xandr business) pursuant to commercial agreement, with WarnerMedia recording all the advertising revenues and an expense for DIRECTV's 70% revenue share
(A4) Vrio business results as reported in AT&T's consolidated financial results
(A5) Intercompany transactions between WarnerMedia and Vrio that are external following the close of the transaction

(B1) Non-GAAP Adjustments[2]:	3/31/21	6/30/21	9/30/21	12/31/21	2021	3/31/22
Merger Costs	$37	$—	$130	$132	$299	$364
Employee separation costs and benefit-related (gain) loss	24	(71)	(3)	(20)	(70)	94
Impairments	—	4,555	161	188	4,904	—
Gain (loss) on spectrum transaction	—	—	—	—	—	—
Adjustments to Operations and Support Expenses/ EBITDA	61	4,484	288	300	5,133	458
Amortization of intangibles	1,131	1,069	1,012	1,021	4,233	971
Impairments	—	—	—	—	—	—
Adjustments to Operating Income	$1,192	$5,553	$1,300	$1,321	$9,366	$1,429

2 As reported in exhibit 99.3 in AT&T's Form 8-K filed April 21, 2002 and exhibit 99.1 to AT&T's Form 8-K filed April 15, 2022.